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                                                                   EXHIBIT 10.15

                               BPI INDUSTRIES INC.

                       INCENTIVE STOCK OPTION PLAN - 2002
                                 (ROLLING PLAN)

                                DECEMBER 16, 2002

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                                TABLE OF CONTENTS

PART 1 GENERAL PROVISIONS..............................................................................   1
   1.1   Interpretation................................................................................   1
   1.2   Purpose.......................................................................................   3
   1.3   Administration................................................................................   3
   1.4   Shares Reserved...............................................................................   4
   1.5   Limits with respect to Insiders...............................................................   5
   1.6   Limits with respect to Consultants............................................................   5
   1.7   Limits with respect to Persons involved in Investor Relations Activities......................   5
   1.8   Non-Exclusivity...............................................................................   6
   1.9   Amendment and Termination.....................................................................   6
   1.10  Compliance with Legislation...................................................................   6
   1.11  Representation................................................................................   6
   1.12  Effective Date................................................................................   6
PART 2 OPTIONS.........................................................................................   7
   2.1   Grants........................................................................................   7
   2.2   Option Price..................................................................................   7
   2.3   Exercise of Options...........................................................................   7
   2.4   Amendments to Option Grants...................................................................   9
PART 3 MISCELLANEOUS PROVISIONS........................................................................   9

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                               BPI INDUSTRIES INC.

                           INCENTIVE STOCK OPTION PLAN

                                     PART 1
                               GENERAL PROVISIONS

1.1   INTERPRETATION

For the purposes of this Plan, the following terms shall have the following meanings:

      a. "AFFILIATE" means any corporation that is an affiliate of the Corporation within the meaning set forth in the policies of the Exchange, as amended from time to time;

      b.    "BOARD" means the Board of Directors of the Corporation;

      c.    "COMMON SHARES" means the common shares of the Corporation;

      d.    "CONSULTANT" means an individual who:

            i. provides ongoing consulting, technical, management or other services to the Corporation or an Affiliate under a written contract with the Corporation or an Affiliate;

            ii. possesses technical, business or management expertise of value to the Corporation or an Affiliate;

            iii. in the opinion of the Corporation, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an Affiliate;

            iv. has a relationship with the Corporation or an Affiliate that enables the Consultant to be knowledgeable about the business and affairs of the Corporation; and

            v.    includes a Consultant Company or a Consultant Partnership.

      e. "CONSULTANT COMPANY" means, for an individual Consultant, a company of which the individual consultant is an employee or shareholder;

      f. "CONSULTANT PARTNERSHIP" means, for an individual Consultant, a partnership of which the individual Consultant is an employee or partner;

      g.    "CORPORATION" means BPI Industries Inc.;

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      h.    "DISINTERESTED SHAREHOLDERS" means all of the Shareholders of the
            Corporation except Insiders of the Corporation who are Eligible Persons, and such Insiders' associates;

      i. "DIRECTOR" means a director of the Corporation or Affiliate, and includes an issuer all of the voting securities of which are owned by one or more Officers, Directors or employees of the Corporation or an Affiliate;

      j. "ELIGIBLE PERSON" means, subject to all applicable laws, any employee, Officer, Director, Management Company Employee or Consultant of the Corporation or of any Affiliate;

      k.    "EMPLOYEE" means,

            i. an individual who is considered an employee under the Income Tax Act (i.e. for whom income tax employment insurance and CPP deductions must be made at source);

            ii. an individual who works full-time for the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and method of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

            iii. an individual who works for the Corporation on a continuing and regular basis for a minimum amount of time per week providing services normally proved by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; and

            iv. includes an issuer all of the voting securities of which are owned by one or; more Officers, Directors or employees of the Corporation or an Affiliate;

      l.    "EXCHANGE" means the TSX Venture Exchange;

      m. "INSIDER" means an insider as defined under the policies of the Exchange, as amended from time to time;

      n. "MANAGEMENT COMPANY EMPLOYEE" means, an individual employed by a person providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in investor relations activities;

      o. "OFFICER" means an officer of the Corporation, or an Affiliate and includes an issuer all of the voting securities of which are owned by one or more Officers, Directors or employees of the Corporation or an Affiliate;

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      p.    "OPTION" means a non-transferable or non-assignable option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

      q. "PARTICIPANT" means Eligible Persons to whom Options have been granted;

      r.    "PLAN" means this Incentive Stock Option Plan - 2002 of the
            Corporation;

      s. "SHARE COMPENSATION ARRANGEMENT" means any stock option, stock option plan, employee stock purchase plan or other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

      t. "SUBSIDIARY" means any company that is a subsidiary of the Corporation as defined under section 1(1) of the Securities Act (British Columbia); and

      u. "TERMINATION DATE" means the date on which a Participant ceases to be an Eligible Person.

In this Plan, words imparting the singular number only shall include the plural and vice versa and words imparting the masculine shall include the feminine.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.2   PURPOSE

The purpose of this Plan is to advance the interests of the Corporation by:

      a.    providing Eligible Persons with additional incentive;

      b.    encouraging stock ownership by such Eligible Persons;

      c. increasing the proprietary interest of Eligible Persons in the success of the Corporation;

      d. encouraging Eligible Persons to remain with the Corporation or its Affiliates; and

      e.    attracting new employees, directors and officers.

1.3   ADMINISTRATION

      a. The Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than 3 directors. If a committee is appointed for this purpose, all references herein to the Board will be deemed to be references to the Committee.

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      b.    Subject to the limitations of the Plan, the Board shall have the authority to:

            i.    grant Options to purchase Common Shares to Eligible Persons;

            ii. determine the terms, limitations, restrictions and conditions respecting such grants;

            iii. interpret the Plan and adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

            iv. make all other determinations and take all other actions in connection with the implementation and administration of the Plan including without limitation for the purpose of ensuring compliance with Section 1.10 hereof as it may deem necessary or advisable.

      c. The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

1.4   SHARES RESERVED

      a. The aggregate number of Common Shares to be reserved for exercise of all options granted under the Plan and any other Share Compensation Arrangement shall not exceed 10% of the issued shares of the Corporation at the time of granting of options. No fractional shares shall be issued and the Board may determine the manner in which fractional share values shall be treated.

      b. The maximum number of Common Shares which may be reserved for issuance to any one person under the Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

      c. If there is a change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchange(s), appropriate substitution or adjustment in:

            i. the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and

            ii. the number and kind of shares subject to unexercised Options theretofore granted and in the option price of such shares; provided however that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares. If the Corporation is reorganized, amalgamated with another corporation, or consolidated, the Board shall make such provision

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                  for the protection of the rights of Participants as the Board in its discretion deems appropriate.

      d. The Corporation shall at all times during the term of the Plan reserve and keep available such number of shares as will be sufficient to satisfy the requirements of the Plan.

1.5   LIMITS WITH RESPECT TO INSIDERS

      a. The maximum number of Common Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to Insiders under any other Share Compensation Arrangement.

      b. The maximum number of Common Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Common Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Common Shares issued under the Plan or any other Share Compensation Arrangement over the preceding one year period. The maximum number of Common Shares which may be issued to any one Insider and such Insider's associates under the Plan within a one year period shall be 5% of the Common Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Common Shares issued to such Insider under the Plan or any other Share Compensation Arrangement over the preceding one year period.

      c. Any entitlement to acquire Common Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the grantee becoming an Insider shall be excluded for the purposes of the limits set out in (a) and (b) above.

1.6   LIMITS WITH RESPECT TO CONSULTANTS

The number of options granted to any one Consultant in a 12 month period under the Plan shall not exceed 2% of the outstanding Common Shares at the time of grant, less the aggregate number of Common Shares reserved for issuance to Consultants pursuant to any other Share Compensation arrangement, unless the consent of the Exchange is first obtained.

1.7   LIMITS WITH RESPECT TO PERSONS INVOLVED IN INVESTOR RELATIONS ACTIVITIES

The aggregate number of options granted under the Plan to persons involved in investor relations activities in any 12 month period shall not exceed 2% of the outstanding Common Shares at the time of grant, less the aggregate number of Common Shares reserved for issuance to such persons under any other Share Compensation Arrangement, unless the consent of Exchange is first obtained.

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1.8   NON-EXCLUSIVITY

Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approvals.

1.9   AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation and subject to any required approval. No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant. If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

1.10  COMPLIANCE WITH LEGISLATION

The Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange(s) on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obligated by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals. No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require legislation of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void. In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading. Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

1.11  REPRESENTATION

The Corporation represents that any Employee, Consultant or Management Company Employee who is granted an Option or Options is a bona fide Employee, Consultant or Management Company Employee, as the case may be, of the Corporation or an Affiliate.

1.12  EFFECTIVE DATE

The Plan shall be subject to the approval of any relevant regulatory authority whose approval is required. Any Options granted under the Plan prior to such approvals and acceptances shall be conditional upon such approvals and acceptances being given and no such Options may be exercised unless such approvals and acceptance is given.

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                                     PART 2
                                     OPTIONS

2.1   GRANTS

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon exercise of an Option may be forfeited. An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2   OPTION PRICE

      a. Subject to a minimum price of $0.10 per share, the option price shall not be less than the closing price (the "Market Price") of the Common Shares on the Exchange immediately preceding the day on which the Board grants and provides notice to the Exchange of the Option(s), less the discount to the Market Price permitted by the Exchange.

      b. If the options are granted within ninety days of a public distribution, then the option price shall not be less than the greater of the price calculated in 2.2(a) or the price per share paid by the public investors pursuant to the public distribution. The ninety day period will commence on the day a receipt is issued for the (final) prospectus.

      c. The option price shall be subject to adjustment in accordance with the provisions of Section 1.4(c) hereof.

2.3   EXERCISE OF OPTIONS

      a. Options granted must be exercised no later than 5 years after the date of grant or such lesser period as the regulations made pursuant to the Plan may require.

      b. Options shall not be transferable by the Participants otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative (subject to the limitation that Options may not be exercised later than 5 years from their date of grant).

      c. Except as otherwise determined by the Board and subject to the limitation that Options may not be exercised later than 5 years from their date of grant:

            i. if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant other than a Participant who is involved in investor relations activities will cease to be

                                      -7-
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                  exercisable 90 days after the Termination Date. For
                  Participants involved in investor relations activities, Options shall cease to be exercisable 30 days after the Termination Date. If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

            ii. if a Participant dies the legal representative of the Participant may exercise the Participant's Options within one year after the date of the Participant's death, but only to the extent the Options were by their term exercisable on the date of death.

      d. Subject to the provisions of this Section 2.3(d), the Board shall determine the manner in which Options shall vest and become exercisable. Options granted to Consultants providing investor relations services shall vest at a minimum over a period of 12 months with no more than 1/4 of such Options vesting in any 3 month period. The Board may impose such other restrictions or limitations or requirements upon the exercise of Option as the Board, in its absolute discretion, may determine on the date of grant.

      e. Each Option shall be confirmed by an option agreement executed by the Corporation and by the Participant.

      f. The exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

      g. Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Common Shares to be purchased. Certificates for such Common Shares shall be issued and delivered to the Optionee within a reasonable period of time following the receipt of such notice and payment.

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      h.    Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Common Shares to a Participant pursuant to the exercise of an Option shall be subject to:

            i. completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental or regulatory authority as counsel to the Corporation shall reasonably determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

            ii. admission of such Common Shares to listing on any stock exchange on which the Common Shares may then be listed; and

            iii. the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to safeguard against the violation of the laws of any jurisdiction.

      i. In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for issuance of such Common Shares in compliance with applicable laws and for the admission to listing of such Shares on any stock exchange on which the Common Shares are then listed.

2.4   AMENDMENTS TO OPTION GRANTS

Subject to the policies of Exchange, the Board may amend any Option with the consent of the affected Participant. If an amendment reducing the exercise price of the Option is made to an Option held by an Insider, the amendment shall only be made effective after the approval of the Disinterested Shareholders at a general meeting of the Shareholders of the Corporation is received.

                                     PART 3
                            MISCELLANEOUS PROVISIONS

3.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Common Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Common Shares in respect of which the Option is being exercised).

3.2 Nothing in the Plan or any Option shall confer upon a Participant any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate his employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate to extend the employment of any Participant beyond the time which he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate, or beyond the time at which he would otherwise be

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retired pursuant to the provisions of any contract of employment with the
Corporation or any Affiliate.

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